                                                                    Exhibit 99.1

                    (COMMUNITY SHORES BANK CORPORATION LOGO)

                     COMMUNITY SHORES REPORTS THIRD QUARTER
                         EARNINGS OF $389,316, UP 128.9%

MUSKEGON, Mich., October 14 -- Community Shores Bank Corporation (Nasdaq: CSHB), Muskegon's only locally-headquartered independent community banking organization, today reported third quarter 2005 net income of $389.3 thousand compared with $170.0 thousand earned in the third quarter of 2004, an increase of 128.9%. Diluted earnings per share were $0.26 compared with $0.12 for the year-ago quarter, an increase of 116.7%.

For the first nine months of 2005, the Company reported net income of $1.1 million compared with $493.4 thousand earned in the first nine months of 2004, an increase of 121.7%. Diluted earnings per share were $0.75 compared with $0.34 for the prior-year period, an increase of 120.6%.

Jose A. Infante, Chairman, President and CEO, commented, "We are pleased to report another outstanding quarter, driven by strong revenue growth. We continue to manage our balance sheet exceptionally well, as evidenced by a net interest margin that has been stable for the past three quarters, and by our strong credit quality. Our success reflects the high caliber of service we provide in the Muskegon and Northern Ottawa County marketplace, which has enabled us to attract a customer base that is both loyal and creditworthy. We look forward to extending our reach in these areas over the next few years."

Total revenue, consisting of net interest income and non-interest income, was $2.4 million for the third quarter of 2005, an increase of 28.6% over the prior-year third quarter. Net interest income increased 27.6% to $2.1 million, reflecting a 31 basis point increase in the net interest margin to 3.95% and a 17.3% increase in average earning assets. Mr. Infante noted, "Unlike the many banks that have experienced margin pressures in this rate environment, we have been successful in repricing our loan portfolio to take advantage of rising rates, and have actually seen our margin improve year-over-year. We are confident that our model will continue to perform."

Non-interest income was $318.5 thousand compared with $235.4 thousand for the year-ago quarter, an increase of 35.3%. Service charges increased 47.6%, with the majority of that growth attributed to the overdraft privilege product launched in December, 2004.

Also contributing to the improvement was a 27.2% increase in other income, largely attributable to the business debit card also introduced in 2004.

Non-interest expense totaled $1.8 million for the third quarter of 2005, 21.9% higher than the third quarter of 2004. Salaries and employee benefits, up $190.1 thousand or 23.7%, accounted for the majority of the $315.4 million increase. The $69.4 thousand or 26.0% increase in other expense results primarily from the additional expenses associated with the overdraft privilege product. The efficiency ratio for the third quarter of 2005 improved to 72.57% from 76.53% for the year-ago quarter.

Assets at September 30, 2005 totaled $218.9 million compared with $203.4 million twelve months ago, an increase of 7.6%. Loans held for investment grew $22.4 million or 13.6% during the past twelve months, reaching $187.3 million at September 30, 2005. Deposits increased $17.2 million or 10.2%, to $186.1 million for the same 12-month period.

Mr. Infante continued, "We are pleased to have experienced improved credit quality over the last twelve months, an indication of our success at balancing loan quality with growth." Nonperforming assets were 0.38% of period-end assets at September 30, 2005, down from 0.63% twelve months ago. Net charge-offs for the current quarter were $59,000, or an annualized 0.13% of average loans, compared with $204,000 or 0.50% for the prior-year quarter. The allowance for loan and lease losses was 1.17% of total loans at September 30, 2005.

Shareholders' equity totaled $14.4 million at September 30, 2005, up $1.3 million from twelve months ago. Tier I capital was 6.63% for the third quarter 2005 period compared with 6.99% for the third quarter of 2004. Shares outstanding at period-end were 1,436,800.

About the Company

With $219 million in assets, Community Shores Bank Corporation is the only independent community banking organization headquartered in Muskegon. The Company serves businesses and consumers in the western Michigan counties of Muskegon and Ottawa from three branch offices. Community Shores Bank opened for business in January, 1999, and has achieved twenty consecutive quarters of profitability.

Forward Looking Statement

This news release contains comments or information that constitute forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995) that are based on current expectations that involve a number of risks and uncertainties. Actual results may differ materially from the results expressed in forward-looking statements. Factors that might cause such a difference include changes in interest rates and interest rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking regulation; changes in tax laws; changes in prices, levies, and assessments; the impact of technological advances; governmental and regulatory policy changes; the outcomes of contingencies; trends in customer behavior as well as their ability to repay loans; changes in the national and local economy; and other factors, including risk factors, referred to from time to time in filings made by Community Shores with the Securities and Exchange Commission. Community Shores undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

FOR FURTHER INFORMATION:

AT COMMUNITY SHORES BANK CORPORATION:
   Jose A. Infante                      Tracey Welsh
   Chairman, President and CEO          Senior Vice President and CFO
   1-231-780-1800                       1-231-780-1847
   jinfante@communityshores.com         twelsh@communityshores.com

MEDIA CONTACT:
   Linda Margolin
   Margolin & Associates, Inc.
   1-216-932-1755
   Lmm@margolinIR.com

                        COMMUNITY SHORES BANK CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF CONDITION

                                                              SEPTEMBER 30,   DECEMBER 31,   SEPTEMBER 30,
                                                                  2005            2004            2004
                                                               (UNAUDITED)      (AUDITED)     (UNAUDITED)
                                                              -------------   ------------   -------------
ASSETS
Cash and due from financial institutions                      $  4,461,764    $  2,214,088    $ 14,794,124
Interest-bearing deposits in other financial institutions           54,718         161,527         405,286
Federal funds sold                                               3,150,000               0       4,000,000
                                                              ------------    ------------    ------------
      Total cash and cash equivalents                            7,666,482       2,375,615      19,199,410
Securities
   Available for sale                                           14,564,811      16,530,818      15,690,378
   Held to maturity                                              4,445,253         399,523         464,143
                                                              ------------    ------------    ------------
      Total securities                                          19,010,064      16,930,341      16,154,521
Loans held for sale                                                     --              --          56,800
Loans                                                          187,262,814     171,451,202     164,894,498
Less: Allowance for loan losses                                  2,194,122       2,039,198       2,045,539
                                                              ------------    ------------    ------------
      Net loans                                                185,068,692     169,412,004     162,848,959
Federal Home Loan Bank stock                                       425,000         425,000         425,000
Premises and equipment, net                                      4,617,481       2,542,997       2,540,886
Accrued interest receivable                                        828,770         734,707         649,463
Other assets                                                     1,247,843       1,081,944       1,497,735
                                                              ------------    ------------    ------------
      Total assets                                            $218,864,332    $193,502,608    $203,372,774
                                                              ============    ============    ============

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits
   Non interest-bearing                                       $ 17,707,089    $ 13,153,038    $ 15,751,213
   Interest-bearing                                            168,374,204     145,667,485     153,155,782
                                                              ------------    ------------    ------------
      Total deposits                                           186,081,293     158,820,523     168,906,995
Federal funds purchased and repurchase agreements                6,895,716       9,980,778      11,480,726
Federal Home Loan Bank advances                                  6,000,000       6,000,000       6,000,000
Notes payable                                                    4,500,000       4,500,000       3,200,000
Accrued expenses and other liabilities                             948,594         801,975         657,480
                                                              ------------    ------------    ------------
   Total liabilities                                           204,425,603     180,103,276     190,245,201
Shareholders' Equity
   Preferred Stock, no par value: 1,000,000 shares
      authorized and none issued                                         0               0               0
   Common Stock, no par value: 9,000,000 shares authorized,
      1,436,800 issued at September 30, 2005, 1,430,000 at
      December 31, 2004 and September 30, 2004                  12,991,918      12,922,314      12,922,314
   Retained earnings (deficit)                                   1,593,751         499,781         189,547
   Accumulated other comprehensive income                         (146,940)        (22,763)         15,712
                                                              ------------    ------------    ------------
   Total shareholders' equity                                   14,438,729      13,399,332      13,127,573
                                                              ------------    ------------    ------------
   Total liabilities and shareholders' equity                 $218,864,332    $193,502,608    $203,372,774
                                                              ============    ============    ============

                        COMMUNITY SHORES BANK CORPORATION
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                   (UNAUDITED)

                                                      THREE MONTHS   THREE MONTHS   NINE MONTHS   NINE MONTHS
                                                          ENDED          ENDED         ENDED         ENDED
                                                        09/30/05       09/30/04       09/30/05      09/30/04
                                                      ------------   ------------   -----------   -----------
INTEREST AND DIVIDEND INCOME
Loans, including fees                                  $3,334,559     $2,451,752     $9,255,802    $7,053,402
Securities (including FHLB dividends)                     181,576        153,639        512,293       453,946
Federal funds sold and other interest income               39,953            626         57,225        25,920
                                                       ----------     ----------     ----------    ----------
   Total interest income                                3,556,088      2,606,017      9,825,320     7,533,268

INTEREST EXPENSE
Deposits                                                1,260,477        784,030      3,171,853     2,410,341
Repurchase agreements and federal funds purchased
   and other debt                                          43,535         48,617        171,988       102,915
Federal Home Loan Bank advances and notes payable         151,781        127,327        434,889       371,168
                                                       ----------     ----------     ----------    ----------
   Total interest expense                               1,455,793        959,974      3,778,730     2,884,424

NET INTEREST INCOME                                     2,100,295      1,646,043      6,046,590     4,648,844
Provision for loan losses                                  98,300        182,374        346,057       397,648
                                                       ----------     ----------     ----------    ----------
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES     2,001,995      1,463,669      5,700,533     4,251,196

Noninterest income
Service charges on deposit accounts                       236,699        160,392        670,202       487,611
Mortgage loan referral fees                                 5,752         10,977          7,872        46,556
Gain on sale of loans                                       3,717          7,141         20,152        21,729
Gain (loss) on disposition of securities                        0              0              0        (6,600)
Other                                                      72,336         56,883        225,552       176,871
                                                       ----------     ----------     ----------    ----------
   Total noninterest income                               318,504        235,393        923,778       726,167

Noninterest expense
Salaries and employee benefits                            991,226        801,130      2,740,725     2,372,080
Occupancy                                                  83,086         74,931        231,484       229,581
Furniture and equipment                                    93,923         91,039        273,470       273,489
Advertising                                                32,058          5,622        118,485        44,803
Data Processing                                            86,884         75,622        265,622       231,770
Professional services                                     131,219        124,049        396,528       337,179
Other                                                     336,927        267,496        965,572       739,121
                                                       ----------     ----------     ----------    ----------
   Total noninterest expense                            1,755,323      1,439,889      4,991,886     4,228,023

INCOME BEFORE INCOME TAXES                                565,176        259,173      1,632,425       749,340
Federal income tax expense (benefit)                      175,860         89,127        538,457       255,929
                                                       ----------     ----------     ----------    ----------
NET INCOME                                             $  389,316     $  170,046     $1,093,968    $  493,411
                                                       ==========     ==========     ==========    ==========
Weighted average shares outstanding                     1,435,757      1,430,000      1,433,304     1,430,000
                                                       ==========     ==========     ==========    ==========
Diluted average shares outstanding                      1,480,317      1,465,139      1,461,141     1,465,171
                                                       ==========     ==========     ==========    ==========
Basic income per share                                 $     0.27     $     0.12     $     0.76    $     0.35
                                                       ==========     ==========     ==========    ==========
Diluted income per share                               $     0.26     $     0.12     $     0.75    $     0.34
                                                       ==========     ==========     ==========    ==========

                          COMMUNITY SHORES CORPORATION
                        CONSOLIDATED FINANCIAL HIGHLIGHTS

                                                                             QUARTERLY
                                                  --------------------------------------------------------------
                                                     2005         2005         2005         2004         2004
(dollars in thousands except per share data)        3RD QTR      2ND QTR      1ST QTR      4TH QTR      3RD QTR
--------------------------------------------      ----------   ----------   ----------   ----------   ----------
EARNINGS
   Net interest income                                 2,100        2,002        1,944        1,796        1,646
   Provision for loan and lease losses                    98          130          117           62          182
   Noninterest income                                    319          311          294          252          235
   Noninterest expense                                 1,755        1,668        1,568        1,517        1,440
   Pre tax income                                        565          514          554          469          259
   Net Income                                            389          343          362          310          170
   Basic earnings per share                             0.27         0.24         0.25         0.22         0.12
   Diluted earnings per share                           0.26         0.23         0.25         0.21         0.12
   Average shares outstanding                      1,435,757    1,432,800    1,431,307    1,430,000    1,430,000
   Average diluted shares outstanding              1,480,317    1,462,813    1,460,589    1,461,933    1,465,139

PERFORMANCE RATIOS
   Return on average assets                             0.71%        0.65%        0.72%        0.64%        0.36%
   Return on average common equity                     10.89%        9.90%       10.71%        9.28%        5.25%
   Net interest margin                                  3.95%        3.96%        3.97%        3.86%        3.64%
   Efficiency ratio                                    72.57%       72.15%       70.03%       74.04%       76.53%
   Full-time equivalent employees                         60           59           56           53           53

CAPITAL
   Average equity to average assets                     6.49%        6.61%        6.69%        6.90%        6.91%
   Tier 1capital to average assets                      6.63%        6.76%        6.83%        6.94%        6.99%
   Book value per share                           $    10.05   $     9.81   $     9.52   $     9.37   $     9.18

ASSET QUALITY
   Gross loan charge-offs                                 59           79           80          136          210
   Net loan charge-offs                                   59           74           22           69          204
   Net loan charge-offs to avg loans
      (annualized)                                      0.13%        0.16%        0.05%        0.16%        0.50%
   Allowance for loan and lease losses                 2,194        2,155        2,098        2,039        2,046
   Allowance for losses to total loans                  1.17%        1.15%        1.17%        1.19%        1.24%
   Past due and nonaccrual loans (90 days)               834        1,034          643          753          716
   Past due and nonaccrual loans to total loans         0.45%        0.55%        0.36%        0.44%        0.43%
   Other real estate and repossessed assets                6            6            0          187          559

END OF PERIOD BALANCES
   Loans                                             187,263      186,857      179,604      171,451      164,894
   Total earning assets                              209,479      212,419      198,114      188,968      185,487
   Total assets                                      218,864      222,751      204,879      193,503      203,373
   Deposits                                          186,081      191,551      171,974      158,821      168,907
   Shareholders' equity                               14,439       14,057       13,640       13,399       13,128

AVERAGE BALANCES
   Loans                                             187,909      182,910      176,578      167,509      164,041
   Total earning assets                              212,448      202,186      195,800      186,289      181,099
   Total assets                                      220,101      209,545      202,140      193,421      187,649
   Deposits                                          168,884      155,733      164,381      142,391      151,508
   Shareholders' equity                               14,290       13,855       13,526       13,355       12,959